                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported):  August 25, 1999
                                                          ---------------


                         SATCON TECHNOLOGY CORPORATION
              ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                  Delaware           001-11512           04-2857552
           -------------------------------------------------------------
             (State or Other       (Commission     (IRS Employer
             Jurisdiction of       File Number)    Identification No.)
             Incorporation)


    161 First Street, Cambridge, Massachusetts                02142
    --------------------------------------------------------------------
     (Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code:  (617) 661-0540
                                                           -------------


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events

     On August 25, 1999, SatCon Technology Corporation (the "Registrant") completed an $8 million private placement of 8,000 shares of its Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), with Brown Simpson Strategic Growth Funds ("Brown Simpson"). The Series A Preferred Stock is initially convertible into 1,025,641 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), at an initial conversion price of $7.80 per share. At the option of Brown Simpson, the conversion price resets to the average of the five bid prices of the Common Stock on the five trading days immediately preceding the one year anniversary of the closing. The reset conversion price may never be less than $5 and the reset is void under certain agreed upon circumstances. The Series A Preferred Stock is also subject to certain dilution protection for a period of three years. Under certain circumstances, the Registrant has the option to cause the Series A Preferred Stock to convert into shares of Common Stock or otherwise be redeemed. At the end of seven years, the Registrant must redeem any remaining shares of the Series A Preferred Stock for cash or, at the Registrant's option, Common Stock with a then fair market value equal to the original purchase price of the Series A Preferred Stock. The obligation at seven years to redeem any remaining shares of the Series A Preferred Stock accelerates to the fourth anniversary of the closing in the event the average bid price of SatCon's Common Stock for the 60 "trading day" period immediately preceding the fourth anniversary is $5 per share or less. In the event of certain change in control events regarding the Registrant or the Common Stock is delisted, Brown Simpson has the right to cause the Series A Preferred Stock to be redeemed. In connection with the transaction, Brown Simpson also received warrants to purchase up to 675,000 additional shares of the Common Stock at $8.54 per share ("the Brown Simpson Warrants"). The Brown Simpson Warrants expire on August 25, 2003.

     The Registrant has agreed to register for resale under the Securities Act of 1933, as amended (the "Securities Act"), the Common Stock issuable upon (i) conversion of the Series A Preferred Stock; and (ii) exercise of the Brown Simpson Warrants. The Registrant has also granted Brown Simpson under certain instances piggy back registration rights and one demand registration right. The Registrant is required to make certain cash and warrant payments in the event that it is unable to meet its obligations in connection with the Series A Preferred Stock and Brown Simpson Warrants, such as registration under the Securities Act or issuance of shares of Common Stock upon conversion or exercise.

     H.C. Wainwright & Co., Inc. ("H.C. Wainwright") served as placement agent for the transaction and received a commission of $560,000 and warrants to purchase 120,000 shares of the Registrant's Common Stock at $7.80 per share. These warrants expire on August 25, 2003. H.C. Wainwright will also receive a future fee in the

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amount of 4% of any monies received by the Registrant upon the exercise of the
Brown Simpson Warrants.

     The foregoing summary description is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

     This report may contain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Registrant's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in the Registrant's reports on Forms 10-K and 10-Q on file with the Securities and Exchange Commission.


Item 7.  Financial Statements and Exhibits

            (a)  Financial statements.

                 None.

            (b)  Pro forma financial information.

                 None.

            (c)  Exhibits.

                 The Exhibits to this report are listed in the Index to Exhibits set forth on page 5 hereof.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SATCON TECHNOLOGY CORPORATION



Date: August 25, 1999               By:    /s/ David B. Eisenhaure
                                       ---------------------------------------
                                        David B. Eisenhaure
                                        President, Chief Executive Officer and
                                        Chairman of the Board


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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                              EXHIBIT
-------                             -------


3.1(1)         Certificate of Incorporation of the Registrant.

3.2(1)         Bylaws of the Registrant.

3.3(2) Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 12, 1997.

3.4(2)         Bylaws Amendment of the Registrant.

3.5 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999.

3.6
               Certificate of Designation of Series and Statement of Variations of Relative Rights, Preferences and Limitations of Preferred Stock, dated as of August 25, 1999, relating to the Series A Preferred Stock.


10.25 Securities Purchase Agreement, dated as of August 25, 1999, among the Registrant and the purchasers listed on Schedule I thereto.

10.26 Registration Rights Agreement, dated as of August 25, 1999, among the Registrant and the investors named on the signature pages thereof.

10.27 Form of Warrants issued on August 25, 1999 in connection with the sale of the Series A Preferred Stock.

_______________

(1) Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).
(2) Incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.


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